SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2013

                        First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2013, First Financial Northwest, Inc. (the “Company”) and the Stilwell Group announced that they have amended the agreement, that was entered into on December 19, 2012, to settle the litigation in which the Stilwell Group challenged the counting of votes in a contested director election at the Company’s 2012 Annual Meeting of Shareholders.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The original settlement agreement provided, among other things, that Spencer L. Schneider would be seated on the Company’s Board of Directors after receiving any required regulatory approvals.  The Company and the Stilwell Group have now agreed that the Company will instead appoint Kevin D. Padrick to its Board, subject to any required regulatory approvals and will then nominate Mr. Padrick at the 2013 Annual Meeting of Shareholders for a full three-year term. Mr. Padrick is a Senior Principal of Obsidian Finance Group, LLC, whose offices are located in Lake Oswego, Oregon. All other significant terms of the settlement remain the same.

The foregoing description of the amendment to the settlement agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Settlement Agreement and Mutual Releases, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

In connection with the amendment to the settlement agreement, the Company will also enter into a Non-Disclosure Agreement with the Stilwell Group and Mr. Padrick that will remain in force during Mr. Padrick’s tenure on the Company’s Board of Directors.  The Non-Disclosure Agreement is intended to protect the disclosure of the Company’s nonpublic information.  The form of Non-Disclosure Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1           Amendment No. 1 to the Settlement Agreement and Mutual Releases
10.2           Non-Disclosure Agreement*
99.1           Press Release dated January 17, 2013*
_____________
* Contained as an exhibit to the Amendment No. 1 to the Settlement Agreement and Mutual Releases attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: January 17, 2013	By: Victor Karpiak
Victor Karpiak President and Chief Executive Officer